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EXHIBIT 10.1

DIRECTOR'S AGREEMENT

        This Agreement, dated as of July 22, 2002, is between PACIFIC NORTHWEST BANCORP, a Washington corporation ("Pacific"), PACIFIC NORTHWEST BANK, a Washington state chartered bank, and «FirstName» «LastName» ("Director"), a director of BANK OF THE NORTHWEST, an Oregon state chartered bank ("Northwest").

Recitals

        1.    Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 22, 2002 (the "Merger Agreement"), between Pacific, Pacific Northwest Bank and Northwest, Northwest will be merged into Pacific Northwest Bank, with Pacific Northwest Bank as the continuing corporation.

        2.    Pacific's obligation to consummate the transactions contemplated by the Merger Agreement is conditioned upon their receipt of non-competition agreements from all directors of Northwest.

        3.    Director is a director of Northwest.

Agreement

        In consideration of Pacific and Pacific Northwest Bank's performance under the Merger Agreement, Director agrees that he or she will not, directly or indirectly, become involved in, as a principal shareholder, director, officer, founder, employee or other agent of any financial institution headquartered in Oregon (each, a "Financial Institution") that has an office within a thirty-mile radius of any office of Pacific Northwest Bank (including the former Northwest offices) until the applicable time period below has expired:

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  If Director does not elect to serve on the Advisory Board—a period of one year after the Effective Date;

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  If Director elects to serve on the Advisory Board, and terminates such service within two years from the Effective Date—one year after termination of service on the Advisory Board;

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  If Director elects to serve on the Advisory Board, and terminates such service more than two years after the Effective Date—six months after termination of service on the Advisory Board.

        In determining whether an office of a Financial Institution is within 30 miles of an office of Pacific Northwest Bank as proscribed above, such offices will be those existing on the Effective Date if the Director does not elect to serve on the Advisory board and those existing on the date Director's service is terminated if Director does elect to serve on the Advisory Board

        Members of the Advisory Board and will not receive information in the normal course of their duties that would subject them to the filing requirements of Section 16 of the Exchange Act.

        Director also agrees that during the applicable time period above, Director will not, directly or indirectly, solicit or attempt to solicit: (1) any employees of Pacific, Pacific Northwest Bank, or any of their subsidiaries or affiliates, to leave their employment or (2) any customers of Pacific, Pacific Northwest Bank, or any of their subsidiaries or affiliates to remove their business from Pacific, Pacific Northwest Bank, or any of their subsidiaries or affiliates. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

        For purposes of this Agreement, the term "Financial Institution" means any bank holding company, commercial bank or savings institution, and the term "principal shareholder" means any person who owns, directly or indirectly, two percent (2%) or more of the outstanding shares of any class of equity security of a company. Capitalized terms used as defined terms, but not defined in this Director's Agreement, have the meanings assigned to those terms in the Merger Agreement.

        Director recognizes and agrees that any breach of this Agreement by Director will entitle Pacific and/or Pacific Northwest Bank and any of their successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

        If the Merger Agreement expires or is terminated for any reason before the consummation of the transactions contemplated thereunder, this Agreement will automatically terminate and be of no further force and effect.

        In any action or proceeding in connection with the enforcement of this Agreement, the prevailing party will be entitled to reimbursement of its reasonable attorneys' fees and expenses from the non-prevailing party. Exclusive jurisdiction and venue shall lie with the state and federal courts of the State of Oregon.

PACIFIC NORTHWEST BANCORP/PACIFIC NORTHWEST BANK		DIRECTOR
By:
	Patrick M. Fahey, President/CEO	«FirstName» «LastName»

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DIRECTOR'S AGREEMENT